UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2011

ADVANCED BIOMEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53051	98-0516589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3842-Orthopedic, Prosthetic & Surgical Appliances & Supplies
(Standard Industrial	0001385799
Classification)	(Central Index Key)

Empire State Building
350 Fifth Ave, 59th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(718) 766-7898
(Registrant's telephone number, including area code)

18 Lake Ridge Drive
Middletown, NY 10940
(Former name or former address, if changed since last report.)

Copy of Communication to:
Befumo & Schaeffer, PLLC
1629 K St. NW #300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective May, 25, 2011, the Company formed a Board of Advisors to advise the Board of Directors in order to help the Company meet its goals.  Neither the Company, nor its Directors or officers shall be bound by the Board of Advisors, but rather shall consider the analysis and advice of the Board of Advisors in forming their respective decisions regarding the Company’s business matters.

The initial Board of Advisors consists of the following individuals: Mr. John R. Harrington Jr., Mr. Donald S. Varshine, Mr. Frank Pelaia, and Mr. Lamont Woody.

John R. Harrington Jr., chairman of the advisory board, has 45 years experience in the banking industry. His experience has included being Chief Investment Officer, Vice President, Senior Trust Officer and Department Manager. Mr. Harrington was also the Chairman of the Board of a publicly traded manufacturing company with operations in the United Kingdom, France, China and the United States. He was the founder of Harrington Capital Management, a private investment company responsible for analyzing investment portfolios. Mr. Harrington is currently serving as Senior Management Director of Arista Capital Management, LLC, with responsibilities for operations. He also acts as Board Member on various not-for-profit organizations and currently a member of the Finance Committee of the Irish American Heritage Centre in Chicago.

Lamont Woody is a Principal at The Laconia Group, a team of national security experts with experience spanning the breadth of the defense, intelligence, homeland security, and law enforcement communities, including the defense contracting industry. Mr Woody has served in leadership positions in the USAF and US Army, culminating as an Army Colonel, serving as the Deputy Director in the Counter IED Operations Integration Center, Joint IED Defeat Organization. He understands operational information and logistics integration ranging from military Special Operations rapid insertion to conventional peacekeeping and national recapitalization. He has trained, equipped, and led military support missions to Iraq, Afghanistan, Bosnia, Cuba, Cambodia, Panama, and Somalia. He knows how to successfully build enduring, adaptable, and innovative organizations from the bottom up. Mr. Woody holds masters degrees in National Security Strategy, Education, and Military Arts and Sciences.

Donald Varshine is the former president of a top 100 logistics company in the U.S. Mr. Varshine was appointed chairperson of American Lighting Logistics Group, a national association within the lighting industry. He represented ALA as their national spokesperson at the National Motor Freight Traffic Group Hearings in Washington D.C. In addition, he has spoken at National Industry Trade Conference on the “Competitive Position of Logistics”. He has high visibility in the logistics industry setting up distribution networks for companies like Genlyte Thomas, Thomas & Betts, and H. J. Heinz. His background in this area is a major asset to the Company. Mr. Varshine has also sat on numerous boards and is the former executive board member of the National Association of Small Shippers Traffic Conference.

Frank Pelaia is a former President of Francor Enterprises LLC.  His positions included regional sales manager for Fel Pro Inc, national presenter in automotive aftermarket industry and held sales management positions with Lockwook-Abriola Inc, and manager for J.C. Penny Co and Pittsburgh National Bank.  Mr. Pelaia has set on numerous advisory boards throughout his 33 year military career serving as a US Army Officer.  Mr. Pelaia is also a former executive board member of Integrated Logistics.

Effective May 25, 2011, the Company changed its address to Empire State Building, 350 Fifth Ave, 59th Floor, New York, NY 10118.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.

/s/Wang Hui
Wang Hui
Chief Executive Officer, Director